UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 10, 2012

Obagi Medical Products, Inc.
(Exact name of registrant as specified in its charter)

001-33204
(Commission File Number)

Delaware	22-3904668
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3760 Kilroy Airport Way, Suite 500, Long Beach, CA 90806
 (Address of principal executive offices, with zip code)

(562) 628-1007
(Registrant’s telephone number, including area code)
Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)   As previously disclosed, on June 6, 2012, the preferred share purchase rights  to purchase one one-thousandth (1/1,000) of a share of the Company’s Series A Junior Participating Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), under the Rights Agreement, dated as of December 23, 2011, by and between Obagi Medical Products, Inc. (the “Company”) and American Stock Transfer & Trust Company, LLC, as amended (the “Rights Agreement”) expired in accordance with their terms.

On July 10, 2012, the Company filed an amendment to its Amended and Restated Certificate of Incorporation, as amended, to eliminate the Certificate of Designation authorizing the issuance of 50,000 shares of Series A Preferred Stock and designating the rights, preferences and privileges thereof.

Item 9.01   Exhibits.

(d)   Exhibits

Exhibit Number	Description
3.1	Certificate of Elimination

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OBAGI MEDICAL PRODUCTS, INC.

Date: July 10, 2012	By:	/s/ Preston S. Romm
Preston S. Romm
Chief Financial Officer